SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.   )
Filed by the Registrant                                                 [X]
Filed by a Party other than the Registrant                              [ ]
Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]     Confidential, for use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section
         240.14a-12

                           THE SAVANNAH BANCORP, INC.
________________________________________________________________________________
                    (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
             1)  Title of each class of securities to which transaction applies:

             2)   Aggregate number of securities to which transaction applies:

             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             4)   Proposed maximum aggregate value of transaction:

             5)   Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1)   Amount Previously Paid:

             2)   Form, Schedule or Registration Statement No.:

             3)   Filing Party:

             4)   Date Filed:

                           THE SAVANNAH BANCORP, INC.
                                 25 BULL STREET
                             SAVANNAH, GEORGIA 31401
                                  912-629-6500


                                 March 22, 2004



Dear Shareholder,

The 2004 Annual Meeting of The Savannah Bancorp, Inc. will be held at 11:00 a.m. on Thursday, April 29, 2004, at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia. The directors and officers join me in inviting you to attend the meeting.

Enclosed are the Secretary's official Notice of Annual Meeting, a Proxy Statement and a Form of Proxy.

Please sign the proxy card and return it in the enclosed self-addressed envelope so that your shares will be voted at the meeting if you are unable to attend.

Shareholders who own stock in brokerage accounts and receive this information from ADP Proxy Services may also vote their shares using the Internet. Please follow the instructions on the enclosed voting materials.

We look forward to seeing you on April 29, 2004, at the Hyatt Regency Savannah.


                                    Sincerely,


                                    /s/ Archie H. Davis


                                    Archie H. Davis
                                    President and Chief
                                    Executive Officer

Enclosures

                           THE SAVANNAH BANCORP, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Savannah Bancorp, Inc. (the "Company") will be held at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia, on April 29, 2004, at 11:00 a.m., Eastern Daylight Time, for the purpose of considering and acting upon the following matters:

I. To elect five Directors of Class II to serve until the annual meeting of shareholders in 2007 and two Directors of Class III to serve until the annual meeting of shareholders in 2005.

II. To ratify the appointment of BDO Seidman, LLP as independent accountants to audit the Company's financial statements for the year 2004.

III. To transact such other business as may come properly before the Annual Meeting or any adjournments thereof.

      Only stockholders of record of The Savannah Bancorp, Inc. at the close of business on February 28, 2004, are entitled to notice of and to vote at the Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ J. Curtis Lewis III


                                 J. Curtis Lewis III
                                      Secretary

March 22, 2004


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSALS REFERRED TO ABOVE AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                                TABLE OF CONTENTS
                                                                       PAGE

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS                                i
 TABLE OF CONTENTS                                                       i

 PROXY STATEMENT                                                         1

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING                          1

       What is the purpose of the annual meeting?                        1
       Who is entitled to vote?                                          1
       How do I vote?                                                    1
       What are the quorum and voting requirements to elect the          1
         nominees for director?
       How are votes counted?                                            2
       Will other matters be voted on at the annual meeting?             2
       Can I revoke my proxy instructions?                               2
       What other information should I review before voting?             3

 PROPOSAL 1:  ELECTION OF DIRECTORS                                      4

       Introduction                                                      4
       Recommendation                                                    4
       Information Regarding Nominees and Other Directors                5
       Director Compensation                                             8
       Management Stock Ownership                                        8

 PROPOSAL II:  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                  8

 INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES         9

       Report of the Audit Committee                                     10
       Report of the Compensation Committee                              10
       Report of the Directors Nominating Committee                      12
       Executive Compensation and Benefits                               13
       Aggregate Year-End Option Values                                  14
       Equity Compensation Plan Information                              14
       Employment Agreements                                             14

 STOCK PERFORMANCE GRAPH                                                 15

 OWNERSHIP OF EQUITY SECURITIES                                          16

 OTHER MATTERS                                                           16

                                                             March 22, 2004

                            THE SAVANNAH BANCORP, INC.
                                 25 BULL STREET
                             SAVANNAH, GEORGIA 31401

                              -------------------
                                PROXY STATEMENT
                              -------------------

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Savannah Bancorp, Inc. ("SAVB") for use at the 2004 Annual Meeting of Shareholders to be held on Thursday, April 29, 2004 at 11 a.m., local time, at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia, and at any adjournments or postponements of the annual meeting.

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the annual meeting, shareholders will act upon the matters set forth in the accompanying notice of meeting, including the election of seven directors, and any other matters that may properly come before the meeting.

WHO IS ENTITLED TO VOTE?

All shareholders of record of SAVB's common stock at the close of business on February 28, 2004, which is referred to as the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock held by them on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

HOW DO I VOTE?

If you hold your shares of common stock in your own name as a holder of record, you may vote in person at the annual meeting or instruct the proxy holders named in the enclosed proxy card how to vote your shares by marking, signing, dating and returning the proxy card in the postage-paid envelope that we have provided.

If your shares of common stock are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares voted.

Proxies that are executed, but do not contain any specific instructions, will be voted "FOR" the election of all the nominees for directors specified herein.

WHAT ARE THE QUORUM AND VOTING REQUIREMENTS TO ELECT THE NOMINEES FOR DIRECTOR?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 3,281,977 shares of common stock outstanding and entitled to vote at the annual meeting.

The required vote for each item of business at the annual meeting is as follows:
      o For Item 1 on the proxy card, the election of directors, those nominees receiving the greatest number of votes at the annual meeting, assuming a quorum is present, shall be deemed elected, even though the nominees may not receive a majority of the votes cast.

      o For any other business at the annual meeting, the vote of a majority of the shares voted on the matter, assuming a quorum is present, shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law.

HOW ARE VOTES COUNTED?

For Item 1 on the proxy card, the election of directors, abstentions and "broker non-votes" will be counted only for purposes of establishing a quorum, but will not otherwise affect the vote. "Broker non-votes" are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Under the rules of certain self regulatory organizations, such as the NASD, the election of directors is considered a routine matter and brokers and other nominees have discretionary voting power to vote such shares on routine matters in the absence of specific voting instructions.

In counting the votes cast, only those cast "for" and "against" a matter are included, although you cannot vote "against" a nominee for director. Directors are elected by a plurality of the votes cast in favor; votes to "withhold authority" to vote for a certain nominee will have no effect.

If you hold your shares of common stock in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect (other than with respect to establishing a quorum). If, however, your shares are held in "street name" and you fail to give instructions as to how you want your shares voted, the broker, bank or other nominee may vote the shares in their own discretion on certain routine matters.

WILL OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?

We are not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

CAN I REVOKE MY PROXY INSTRUCTIONS?

You may revoke your proxy at any time before it has been exercised by:

        o filing a written revocation with the Secretary of SAVB at the following address: P.O. BOX 188, SAVANNAH, GEORGIA 31402;

        o  filing a duly executed proxy bearing a later date; or

        o  appearing in person and voting by ballot at the annual meeting.

Any shareholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy.

WHAT OTHER INFORMATION SHOULD I REVIEW BEFORE VOTING?

The 2003 annual report to shareholders and the annual report on Form 10-K filed with the Securities and Exchange Commission, including financial statements for the fiscal year ended December 31, 2003, is included with this proxy statement. The annual report is not part of the proxy solicitation material. An additional copy of our annual report on Form 10-K may be obtained without charge by:

      o     accessing SAVB's web site at www.savb.com;

      o     writing to the Secretary of SAVB at the following address:
            25 BULL STREET, P.O. BOX 188, SAVANNAH, GEORGIA  31402; or

      o     accessing the EDGAR database at the SEC's website at www.sec.gov.

      o You may also obtain copies of our Form 10-K from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the SEC's public reference rooms.

                                 PROXY STATEMENT

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three Classes, with the terms of office of each Class ending in successive years. The terms of four Directors of Class II expire at this Annual Meeting. All directors in Class II are standing for re-election . Three new directors have been nominated for election by the Nominating Committee of the Board of Directors. Five directors in Class I and four directors in Class III will continue in office. The shareholders are being asked to vote on the re-election of the Directors in Class II and on the election of three new directors.

The shares represented by the enclosed Proxy will be voted for the election of the seven nominees whose names appear below. In the event that any nominee is unable to serve (which is not anticipated), the Proxies will cast votes for the remaining nominees and for such other persons as the Board of Directors may select. A plurality of the votes cast by the shares of Common Stock represented at the Annual Meeting, at which a quorum must be present, is required for the election of the Directors listed, as well as for the approval of all other proposals to be acted upon at the Annual Meeting. Cumulative voting for Directors is not permitted.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES LISTED BELOW.

The following table sets forth the name of each nominee Director and each Director continuing in office; a description of his or her positions and offices with the Company (other than as a Director), if any; a brief description of his or her principal occupation and business experience during at least the last five years; directorships presently held by him or her in other companies with registered securities; and certain other information including his or her age and the number of shares of Common Stock beneficially owned as of February 28, 2004. For information concerning membership of committees of the Board of Directors and other information, see "Proposal I - Election of Directors - Information about the Board of Directors and Certain Committees."

All reports required pursuant to the insider trading regulations were filed timely except for 12 small purchase, gift or family transfer transactions by Mssrs Ellis, Carpenter, Jones, Dales, Burnsed, Stramm and Levy. Most of the above transactions were filed within 4 days rather than 48 hours.

NAME, AGE, AND YEAR                                        AMOUNT AND     PER-
FIRST ELECTED OR                                           NATURE OF      CENT
APPOINTED A DIRECTOR   INFORMATION ABOUT NOMINEE           BENEFICIAL     OF
OR EXECUTIVE OFFICER   OR DIRECTOR                         OWNERSHIP*    CLASS*
-------------------------------------------------------------------------------

                             NOMINEES FOR DIRECTOR
                           ELECTION OF NEW DIRECTORS

G. Mike Odom, Jr.      Mr. Odom will become Chief               33,759     0.86
(41)                   Executive Officer of the Company
Nominee in 2004 for    effective April 29, 2004 upon the
term expiring in 2007  retirement of Mr. Davis.  He has
(Class II)             served as Executive Vice
                       President and Chief Operating
                       Officer of the Company since
                       2001 and President, COO and
                       Director of Bryan Bank & Trust
                       since 1999. From 1996 to 1999,
                       Mr. Odom served as Executive Vice
                       President of Bryan Bank & Trust.

John C. Helmken II     Mr. Helmken will become President        34,809     0.86
(40)                   of the Company effective April
Nominee in 2004 for    29, 2004 upon the retirement of
term expiring in 2005  Mr. Davis.  He has served as
(Class III)            President and CEO of The Savannah
                       Bank, N.A. since January 2003,
                       President of The Savannah Bank,
                       N.A. in 2002, Executive Vice
                       President in 2001 and Senior Vice
                       President from 1997 through 2000.

Charles E. Izlar(51)   Mr. Izlar is a Certified Public           n/a        n/a
Nominee in 2004 for    Accountant and Chief Financial
term expiring in 2005  and Administrative Officer of
(Class III)            Lewis Broadcasting Corporation
                       and its affiliated entities. He has
                       held this position since 1992.



                            NOMINEES FOR RE-ELECTION
                                    CLASS II
                       TERM EXPIRING ANNUAL MEETING 2007

E. James Burnsed (64)  Mr. Burnsed has served as Vice          72,279(1)   2.20
1998                   Chairman of the Company since
                       December 1998 and Chairman & CEO
                       of Bryan Bank & Trust since January
                       1999. He served as President &
                       CEO of Bryan Bancorp of Georgia,
                       Inc. and Bryan Bank & Trust from
                       1989 until January 1999.

Russell W. Carpenter   Mr. Carpenter is the President of         29,400    0.90
(63)                   Minis & Co., an investment advisory
1989                   firm in Savannah, Georgia. Mr.
                       Carpenter has been with this firm
                       since 1972.

NAME, AGE, AND YEAR                                        AMOUNT AND     PER-
FIRST ELECTED OR                                           NATURE OF      CENT
APPOINTED A DIRECTOR   INFORMATION ABOUT NOMINEE           BENEFICIAL     OF
OR EXECUTIVE OFFICER   OR DIRECTOR                         OWNERSHIP*    CLASS*
-------------------------------------------------------------------------------

J. Wiley Ellis (63)    Mr. Ellis is Chairman of the           34,906(2)   1.06
1989                   Board of
                       Directors of the Company and The
                       Savannah Bank, N.A. and serves as
                       general counsel.  He is also a
                       Director of Bryan Bank & Trust.
                       He has been a partner in the law
                       firm of Ellis, Painter, Ratterree
                       & Adams, LLP and its predecessor
                       firm since March 1, 1996.

Aaron M. Levy (63)     Mr. Levy is President of Levy            28,207     0.86
1989                   Jewelers, a chain of jewelry
                       stores in Savannah, Georgia.
                       Mr. Levy has been employed by Levy
                       Jewelers, Inc. since 1962.

                         DIRECTORS CONTINUING IN OFFICE
                                   CLASS III
                       TERM EXPIRING ANNUAL MEETING 2005

Archie H. Davis (62)   President Emeritus, effective          126,013(3)   3.77
1989                   April 29, 2004, upon his
                       retirement from executive
                       management of the Company.  Mr.
                       Davis has served as President and
                       Chief Executive Officer of the
                       Company since 1989, Vice Chairman
                       of the Board of The Savannah
                       Bank, N.A and a director of Bryan
                       Bank & Trust.  Mr. Davis is also
                       a director of Savannah Electric
                       and Power Company, a subsidiary
                       of The Southern Company.

L. Carlton Gill (63)   Mr. Gill has retired from S. A.        72,202(4)    2.20
1998                   Allen, Inc. where he was a
                       procurement forester since 1964.

Jack M. Jones (67)     Mr. Jones is a private investor.          19,983    0.61
1989                   He is retired from the insurance
                       industry and serves as a Director
                       of Memorial Health University
                       Medical Center in Savannah,
                       Georgia.

Robert T. Thompson,    Mr. Thompson retired from CSX           48,518(5)   1.48
Jr. (63)               Incorporated, a railroad company,
1998                   where he was employed since
                       1962.


                                    CLASS I
                       TERM EXPIRING ANNUAL MEETING 2006

Robert H. Demere, Jr.  Mr. Demere is President of              41,414(6)   1.26
(55)                   Colonial Group, Inc., a petroleum
1989                   marketing company in Savannah,
                       Georgia.  Mr. Demere has been
                       employed by Colonial since 1974.

NAME, AGE, AND YEAR                                        AMOUNT AND     PER-
FIRST ELECTED OR                                           NATURE OF      CENT
APPOINTED A DIRECTOR   INFORMATION ABOUT NOMINEE           BENEFICIAL     OF
OR EXECUTIVE OFFICER   OR DIRECTOR                         OWNERSHIP*    CLASS*
-------------------------------------------------------------------------------

J. Curtis Lewis III    Mr. Lewis is Secretary of the           53,529(7)   1.63
(51)                   Company and   The Savannah Bank,
1989                   N.A.  Since 1980, Mr. Lewis has
                       been a partner in the law firm of
                       Hunter & Lewis, LLP in Savannah,
                       Georgia.

M. Lane Morrison (58)  Mr. Morrison has been a partner         46,951(8)   1.43
1989                   in the law firm of Hunter,
                       Maclean, Exley & Dunn, PC,
                       Savannah, Georgia since 1995.

James Toby Roberts,    Mr. Roberts has been President          58,201(9)   1.77
Sr. (59)               and owner of Roberts Truck
1998                   Center, Savannah, Georgia since
                       1969.

James W. Royal, Sr.    Mr. Royal is President of Royal         46,370(10)  1.41
(55)                   Brothers, Inc., a company engaged
1998                   in the retail hardware business
                       under the name of Royal Ace and
                       Village Ace Hardware Stores since
                       1980.

                       All Directors and executive             828,381    24.24
                       officers as a group (18 persons)

* Information relating to beneficial ownership by Directors is based upon information furnished by each Director as of the date stated using "beneficial ownership" concepts set forth in rules promulgated by the Securities and Exchange Commission under Section 13(d) of the Securities Exchange Act of 1934. If not footnoted, the shares are owned with voting and dispositive rights. The percent of class is calculated on the assumption that a person's exercisable options have been exercised and that the total number of issued and outstanding shares of the Company has been increased correspondingly.

(1) Burnsed - Of the 72,279 shares beneficially owned by Mr. Burnsed, 40,339 shares are owned individually, 13,640 shares are in his IRA, 6,200 shares are owned by his wife individually and 12,100 shares represent exercisable stock options.

(2) Ellis - Of the 34,906 shares beneficially owned by Mr. Ellis, 9,190 shares are owned individually, 20,726 shares are in his IRA, and 4,990 shares are in a trust.

(3) Davis - Of the 126,013 shares beneficially owned by Mr. Davis, 30,788 shares are owned individually, 27,143 shares are in his IRA, 1,694 shares are owned by his wife, 580 shares in his wife's IRA, 5,913 shares are in his 401(k) plan and 59,895 shares are exercisable incentive stock options.

(4) Gill - Of the 72,202 shares beneficially owned by Mr. Gill, 67,123 shares are owned jointly with his wife, 3,294 shares are in his IRA, and 1,785 shares are in his wife's IRA.

(5) Thompson - Of the 48,518 shares beneficially owned by Mr. Thompson, 40,311 shares are owned individually, 2,717 shares are in his IRA, 4,373 shares are owned by his wife, and 1,117 shares are owned by immediate family.

(6) Demere - Of the 41,414 shares beneficially owned by Mr. Demere, 33,038 are owned individually, 1,996 shares are in his IRA and 6,380 are owned by immediate family.

(7) Lewis - Of the 53,529 shares beneficially owned by Mr. Lewis, 26,956 shares are owned individually, 11,797 shares are in his IRA and money purchase retirement plan and 14,776 shares are owned by immediate family.

(8) Morrison - Of the 46,951 shares beneficially owned by Mr. Morrison, 13,013 are owned individually, 4,990 shares are in his IRA, 12,976 are owned by his wife and 15,972 shares are in a trust for his benefit.

(9) Roberts - Of the 58,201 shares beneficially owned by Mr. Roberts, 45,859 shares are owned individually, 6,658 shares are in his IRA, 4,716 shares are owned by immediate family and 968 shares are held in a trust.

(10) Royal - Of the 46,370 shares beneficially owned by Mr. Royal, 43,288 shares are owned individually, and 3,082 shares are in his IRA.



                             DIRECTORS COMPENSATION

During 2003, directors were paid $500 per quarter as Director fees plus $250 for each special meeting or committee meeting attended. The Chairman of the Board receives $1,000 per month plus committee attendance fees and the Secretary receives $500 per month plus committee attendance fees. Directors who are officers of the Company are not separately compensated as directors.

Subsidiary bank directors were paid $500 per month as Directors fees plus $100 per each special meeting or committee meeting attended. Directors who are subsidiary bank officers are not separately compensated as directors.

                           MANAGEMENT STOCK OWNERSHIP

As of February 28, 2004, based on available information, all Directors and executive officers of the Company as a group (18 persons) beneficially owned 828,381 shares of Common Stock, which represented approximately 24.24 percent of the outstanding shares and exercisable options at that date. The directors and executive officers have voting power for 785,117 shares, or 23.92 percent of the 3,281,977 shares outstanding. The foregoing figure includes, in some instances, shares in which members of a Director's or officer's immediate family have a beneficial interest by reason of shared voting or investment power and as to which the Director or officer may disclaim beneficial ownership.


                                   PROPOSAL II

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of the Company, upon the recommendation of its Audit Committee, has appointed BDO Seidman, LLP, as independent Certified Public Accountants, for the Company and the Banks for the year ending December 31, 2004.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE CALENDAR YEAR 2004.

         INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

The Board of Directors of the Company held four regular meetings during 2003. All Directors attended at least 75 percent of the meetings.

ANNUAL MEETING OF SHAREHOLDERS. Directors are encouraged to attend the annual meeting of shareholders. Ten directors attended the last meeting held on April 17, 2003.

EXECUTIVE COMMITTEE. The Executive Committee of the Board is composed of seven outside directors. Regular Executive Committee meetings are held during each of the remaining eight months when the four regular board meetings are not held. Called Executive Committee meetings are held as needed. Directors J. Wiley Ellis, Chairman, Russell W. Carpenter, Robert H. Demere, Jr., Jack M. Jones, J. Curtis Lewis III, James Toby Roberts,Sr. and James W. Royal, Sr. serve on this Committee. Directors Davis and Burnsed serve as ex officio members of the Executive Committee. The committee held 19 meetings during 2003. All members attended at least 75 percent of the Executive Committee meetings except director Carpenter who attended 74% of the meetings.

AUDIT COMMITTEE. The Audit Committee serves as a liaison between the Board of Directors and the independent accountants of the Company. The Committee approves the overall scope of the audit, reviews the results of the audit and reviews the systems of internal control of the Company. The Committee operates under a written charter adopted by the Board of Directors. This charter is posted on the corporate website at www.savb.com. During the fiscal year ended December 31, 2003, the Audit Committee met five times. The Committee is composed of Directors
J. Curtis Lewis III, Chairman, Russell W. Carpenter, Robert H. Demere, Jr., L. Carlton Gill, Jack M. Jones and Robert T. Thompson, Jr. All directors except director Thompson attended at least 75 percent of the Audit Committee meetings. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Subject to his election by the shareholders, the Board has determined that nominee Charles Izlar will be designated as the "Financial Expert" as defined by the Securities and Exchange Commission. The formal report of the Audit Committee with respect to the year 2003 begins on page 10 hereof.

PERSONNEL / COMPENSATION COMMITTEE. The Compensation Committee reviews and approves compensation of executive officers, reviews and recommends to the Board incentive and benefit plans and reviews general compensation and benefits policy. The members of the Compensation Committee during 2003 were Directors Jack M. Jones, Chairman, J. Curtis Lewis III, J. Wiley Ellis and James W. Royal, Sr. The formal report of the Personnel/Compensation Committee with respect to the year 2003 begins on page 10 hereof.

DIRECTOR NOMINATING COMMITTEE. The Director Nominating Committee was appointed by the Board of Directors in December 2003. The committee seeks to identify individuals qualified to become Board members; evaluates candidates recommended for nomination to the Board, including nominees recommended by shareholders and recommends candidates for nomination to the Board. The committee operates under a written charter approved by the Board of Directors. This charter is posted on the corporate website at www.savb.com. During the fiscal year ended December 31, 2003, the committee met two times. The committee is composed of Directors James Toby Roberts, Sr., Chairman, Russell W. Carpenter and Aaron M. Levy, all of whom meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. All members attended at least 75% of the committee meetings. The formal report of the Nominating Committee with respect to the year 2003 begins on page 12 hereof.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal control and the overall quality of the Company's financial reporting.

Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee also recommended the reappointment of the independent certified public accountants and the Board of Directors concurred in such recommendation.

J. Curtis Lewis III, Chairman    Robert H. Demere, Jr.    Jack M. Jones
Russell W. Carpenter             L. Carlton Gill          Robert T. Thompson,Jr.

                      REPORT OF THE COMPENSATION COMMITTEE

Decisions with respect to the compensation of the Company's Named Executive Officers are made by the Compensation Committee (the "Committee"). During 2003, the following non-employee Directors served on the Committee: Directors Jack M. Jones, Chairman, J. Curtis Lewis III, J. Wiley Ellis and James W. Royal, Sr. All decisions of the Committee relating to compensation are reviewed by the full Board of Directors. The report of the Committee presented below addresses the Company's compensation policies for 2003 with respect to Mr. Davis as CEO, as well as the Named Executive Officers as a group.

GENERAL COMPENSATION POLICIES. The Company has a formal compensation plan designed to compensate executives for actions deemed to promote long-term shareholder value. These objectives require that compensation arrangements be structured to: (1) provide competitive levels of compensation opportunity which are reflective of the degree of risk inherent in the Company's business plan and the contributions expected from senior executives; (2) integrate pay with the Company's business strategies, short-term and long-term performance goals, and results; (3) reward corporate performance achievements; and (4) recognize and reward individual initiative, responsibility and achievements. The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholder interests in the enhancement of shareholder value. Base salaries are set by the Board, after recommendation by the Committee, and are intended to reflect individual performance and responsibility and to represent compensation believed by the Committee to be appropriate if the Named Executive Officers perform in a fully acceptable manner. In setting base salaries, consideration is also given to compensation paid to executives of financial institutions and other public companies similar in size and character to the Company.

The Committee has established a compensation package consisting of base salary, short-term incentive compensation in the form of cash bonuses based on the performance of the Company, and long-term incentive compensation in the form of incentive stock options.

COMPENSATION PAID IN 2003. The Company's policy as to compensation of its executive officers, including the Chief Executive Officer, has to date been based upon level of performance in relation to the responsibilities and accomplishments incident to the individual's job description. In determining compensation, the Committee considers the progress made by the Company in laying a foundation for future revenue enhancements, income improvements, growth of the Company, and quality of assets.

Compensation paid to the Named Executive Officers in 2003 consisted of the following elements: base salary, bonus, matching contributions paid with respect to the Company's 401(k) Plan and qualified incentive stock options. Contributions made by the Company under the 401(k) Plan are made to all participating employees on a nondiscriminatory basis. The Company also has certain broad-based employee benefit plans in which Named Executive Officers participate. The value of these items is set forth in the Summary Compensation Table below under "All Other Compensation." Named Executive Officers also may have received perquisites in connection with their employment. However, such perquisites totaled less than 10 percent of their cash compensation in 2003. Except for bonuses and incentive stock options, the foregoing benefits and compensation are not directly or indirectly tied to Company performance.

During 2003, total assets of the Company grew 9.0 percent, loans grew 15 percent, net income increased 3.0 percent and return on average assets and average equity were 1.05 percent and 12.99 percent, respectively. The Company's loan and core deposit growth was good and expense control was good. The prime interest rate declined from 4.25 percent to 4.00 percent during 2003, while consensus projections were for rates to increase by 50 to 100 basis points during 2003. These are the lowest interest rate levels in 40 years and have negatively affected the net interest income growth of the Company.

Based on the Company's performance and the objective incentive plan approved by the directors in February 2003, the executive officers earned the following approximate percentages of base salary as incentive compensation: Mr. Davis -
9.26 percent; Mr. Burnsed - 18.57 percent; Mr. Stramm - 16.37 percent; Mr. Odom
- 18.35 percent; and Mr. Helmken - 20.65 percent.

MR. DAVIS' 2003 COMPENSATION. Mr. Davis' 2003 compensation consisted of a base salary and a cash bonus that totaled approximately 9.26 percent of base salary for the year. Mr. Davis' base salary of $157,800, was determined by the Committee at the beginning of the 2003. Mr. Davis' cash bonus of $14,609 for 2003 was determined based on specified Company performance goals consisting of earnings per share growth, return on equity, efficiency ratio, core earnings, loan growth, deposit growth and trust revenues.

OTHER INCENTIVE COMPENSATION. Similar company and subsidiary banks incentive measures with different weightings were used for the other executive officers. The Company's performance exceeded the loan and deposit growth incentive but fell below the core earnings growth and return on equity targets. Selected bonus increases were made to several officers to reward overall performance above their incentive plan calculations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Mr. Ellis is general counsel to the Company and to The Savannah Bank, N.A. Mr. Lewis, an attorney, is not general counsel but does handle certain loan-related transactions in which the Banks are the lenders. The Company, with the approval of the Board, from time to time engages consultants to provide relevant analyses and compensation alternatives to the Compensation Committee and the Board.

Jack M. Jones, Chairman                               J. Wiley Ellis
James W. Royal, Sr.                                   J. Curtis Lewis III

                  REPORT OF THE DIRECTORS NOMINATING COMMITTEE

The Directors Nominating Committee evaluates and recommends to the Board of Directors candidates for nomination as Directors of the Company, including candidates recommended by shareholders.

The Committee considered candidates for nomination as new directors and candidates for re-election to the Board and recommended their nomination to the Board. No candidates were recommended by shareholders who are not directors; all candidates for nomination were submitted by Directors.

The Committee specifically considered the qualifications of an individual director to be designated as a "Financial Expert" of the Audit Committee as defined by the Securities & Exchange Commission. The Committee considered these qualifications in recommending nominations for new directors. Subject to his election by the shareholders, the Board has determined that nominee Charles Izlar will be designated as the "Financial Expert".

James Toby Roberts, Sr., Chairman                     Russell W. Carpenter
Aaron M. Levy

CODE OF BUSINESS CONDUCT AND ETHICS. The Board of Directors has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees. This code outlines the key business behaviors and ethical principles that directors, officers and employees of the company need to understand and follow. This code is posted on the corporate website at www.savb.com.

INFORMATION ABOUT NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS. The following contains certain information about the named executive officer of the Company who is not a Director of the Company.

NAME AND YEAR FIRST
ELECTED AN OFFICER                      POSITIONS HELD AND PRINCIPAL
OF THE COMPANY                AGE       OCCUPATION LAST FIVE YEARS
----------------------        ---       --------------------------------------
R. Stephen Stramm              54       Executive Vice President - Lending of
1990                                    the Company and The Savannah Bank, N.A.

                       EXECUTIVE COMPENSATION AND BENEFITS

The tables below set forth certain information concerning compensation paid to the five most highly compensated executive officers whose cash compensation exceeded $100,000 ("Named Executive Officers") for services in all capacities during the years ended December 31, 2003, 2002 and 2001.

                                                                 Long-term
                                Annual Compensation (1)     Compensation Awards
                              --------------------------    -------------------
                                                  Other               All Other
Name and                                          Compen-   Options/  Compen-
Principal Position     Year    Salary     Bonus   sation(2)  SARs(3)  sation(4)
------------------     ----    ------     -----   -------   ---------  --------

Archie H. Davis        2003  $157,800  $ 14,609   $ 2,768        -0-   $ 8,065
President & Chief      2002   150,000    26,902     2,637        -0-     8,625
Executive Officer      2001   150,000    11,656     9,900        -0-     8,221

E. James Burnsed       2003  $111,200  $ 20,646   $ 3,335        -0-   $ 6,541
Vice Chairman          2002   105,000    24,880     4,157        -0-     6,478
                       2001   105,000       -0-   116,395(5)     -0-     8,258

G. Mike Odom, Jr.      2003   131,200  $ 24,070   $ 6,052      3,000   $ 7,610
Executive Vice         2002   120,000    23,547     5,750      5,500     7,308
President & Chief      2001   105,000       -0-     3,434      3,630     8,223
Operating Officer

John C. Helmken II     2003  $125,300  $ 25,878   $ 5,387      3,000   $ 7,282
President & CEO,       2002   115,000    26,255     4,715      5,500     8,034
The Savannah Bank,     2001    95,000    16,028     2,849      3,630     6,438
N.A.

R. Stephen Stramm      2003  $125,300  $ 20,511   $ 3,400      2,000   $ 7,301
Executive Vice         2002   120,000    28,512    64,994(5)   1,100     7,725
President-Lending      2001   115,000    16,390     2,834        -0-     6,976


(1) No compensation has been deferred.
(2) Includes club dues, directors' fees, and excess premiums on group life insurance.
(3) Amounts shown represent the number of shares underlying incentive stock options granted each year.
(4) Amounts contributed to the Company's Employee Savings and Profit Sharing Plans.
(5) Other annual compensation also includes compensation resulting from the exercise of nonqualified stock options.

Options granted on October 22, 2003 included options to Mr. Odom for 3,000 shares, Mr. Helmken for 3,000 and Mr. Stramm for 2,000 at an exercise price of $24.63 per share, vesting over five years and expiring after ten years on October 22, 2013.

                        AGGREGATED YEAR-END OPTION VALUES
Shown below is information with respect to unexercised options to purchase the Company Common Stock held by the Named Executive Officers at December 31, 2003.
                                                                       (1)
                                 Number of Securities       Value of Unexercised
                                Underlying Unexercised         In-the-Money
                                   Options / SARs             Options / SARs
          # of Shares              at Year-End (#)            at Year-End (#)
          Acquired on   Value   Exercis-      Unexer       Exer-        Unexer-
Name        Exercise  Realized    able       cisable      cisable       cisable
--------  ----------  --------    ------     -------    ----------     --------

Mr. Davis      -0-       -0-      59,895         -0-    $1,221,433    $     -0-
Mr. Burnsed    -0-       -0-       9,680         -0-        75,680       18,920
Mr. Odom       -0-       -0-      16,745      11,514       228,930      106,216
Mr. Helmken    -0-       -0-      11,022      11,998       126,515      110,700
Mr. Stramm     -0-       -0-      15,194       2,880       271,195       16,360

(1) "Value" is calculated as the market price of the underlying securities on December 31, 2003 minus the grant price that ranges from $5.01 to $24.63. The market price has been determined as the closing price of the Company's stock as quoted on the Nasdaq National Market, which was $29.00 per share on December 31, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

Shown below is information with respect to the equity compensation plan as of December 31, 2003.

-----------------------------------------------------------------------
(a)  Plan Category                                     Approved Plan(1)

-----------------------------------------------------------------------
(b)  Number of securities to be issued upon exercise      209,282
     of outstanding options
-----------------------------------------------------------------------
(c)  Weighted-average exercise price of outstanding       $ 15.62
     options
-----------------------------------------------------------------------
(d)  Number of securities remaining available for
     future issuance under equity compensation plans       35,207
     (excluding securities in row (b))
-----------------------------------------------------------------------
(1)  Equity compensation plans approved by security holders

There were no equity compensation plans that were not approved by shareholders. No warrant or rights have been issued by the Company.


                              EMPLOYMENT AGREEMENTS

The Company has entered into change in control agreements with Messrs. Davis, Burnsed, Odom, Helmken and Stramm. Each of said agreements provides that the employee shall continue to receive the same level of compensation for a period of one year after a "change in control" occurs, and if terminated without cause during the one-year period immediately following a "change in control", shall continue to receive the same level of compensation for a period of one year after such termination without cause. A "change in control" is defined as the sale of all or a substantial portion of the Company's assets, a merger or other reorganization whereby the Company is not the surviving entity or a change in control as defined by the OCC.

The Company and the Subsidiary banks have incentive compensation agreements with the Named Executive Officers under which they earn a performance bonus if the Company achieves certain specified earnings, growth and expense control objectives as set forth by the Board of Directors. Maximum payout is 40% of base salary for Messrs. Davis and Burnsed, 50% of base salary for Messrs. Odom and Helmken and 35% of base salary for Mr. Stramm. This arrangement was in place during all three years presented except that the maximum payout for Messrs. Odom and Helmken was increased from 40% to 50% in 2003.

                             STOCK PERFORMANCE GRAPH

The following table provides a graphic comparison of the cumulative total shareholder return (calculated based upon the stock appreciation) on the Common Stock of The Savannah Bancorp, Inc. for the five year period from December 31, 1998 through December 31, 2003. It includes the cumulative total return on the NASDAQ Market Index, the S&P 500 Total Return Index and the SNL <$500M Bank Asset-Size Index and their investment of all dividends over the same period. All cumulative returns assume an initial investment of $100 in each of the Company's shares.






                               [GRAPHIC OMITTED]








Following are the data points in which the corporate performance graph is based.

                                              PERIOD ENDED
                         -------------------------------------------------------
INDEX                    12/31/98  12/31/99  12/31/00 12/31/01 12/31/02 12/31/03
--------------------------------------------------------------------------------
Savannah Bancorp, Inc.    100.00     77.42     77.84    93.52     99.21   155.04
S&P 500                   100.00    121.11    110.34    97.32     75.75    97.40
NASDAQ - Total US*        100.00    185.95    113.19    89.65     61.67    92.90
SNL <$500M Bank Index     100.00     92.57     89.30   123.53    158.20   230.92
SNL $500M-$1B Bank Index  100.00     92.57     88.60   114.95    146.76   211.62

SNL Securities L.C. ("SNL") prepared the data included in the foregoing table. The SNL Bank Index includes banking companies with total assets less than $500 million in assets. This represents the peer group comparisons. The S & P Total Return Index and the Nasdaq - Total US Index are both broad market indexes.

It is understood that all information provided in the preceding graph: (i) has been gathered by SNL from sources believed by SNL to be reliable and (ii) is believed by SNL to be true and accurate in both form and content.


                         OWNERSHIP OF EQUITY SECURITIES

As of February 28, 2004, there were no shareholders known by the Company to be the beneficial owner, as defined by SEC rules, of five percent or more of the outstanding shares of Common Stock.


                                  OTHER MATTERS

CERTAIN TRANSACTIONS

The Company's subsidiary Banks have granted loans to certain Directors of the Company and the Banks and to their related interests. The aggregate outstanding amounts of such loans were $14.211 million and $16.283 million at December 31, 2003 and 2002, respectively. During 2003, $18.256 million of new loans were made and repayments totaled $16.966 million. Unused lines of credit available to related parties aggregated $3.075 million and $3.734 million at December 31, 2003 and 2002, respectively. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collection. No other related party transactions or services rendered to the Company or to the subsidiary Banks exceeded $60,000. There are no family relationships between directors and/or executive officers.

PROXY SOLICITATION

The Company will pay the cost of soliciting Proxies for the Annual Meeting. In addition to solicitation of shareholders of record by mail, telephone or personal contact, the Company will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of Common Stock. Such holders, after inquiry by the Company, will provide information concerning quantities of Proxy materials and Annual Reports needed to supply such information to beneficial owners, and the Company will reimburse them for the expense of mailing Proxy materials and 2003 Annual Reports to such owners.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

BDO Seidman, LLP, the Company's principal accountant, billed for services rendered as shown in the following table:

---------------------------------------------------------------------------
              AUDIT FEES     AUDIT    TAX SERVICES    OTHER       TOTAL
                            RELATED
                             FEES
---------------------------------------------------------------------------
---------------------------------------------------------------------------
    2003       $119,500     $11,765       -0-        $3,568     $134,833
---------------------------------------------------------------------------
---------------------------------------------------------------------------
    2002       $108,000     $1,750        -0-        $8,764     $118,514
---------------------------------------------------------------------------

For 2003 and 2002, approximately 70 percent of the total hours required to complete the audits of the financial statements was provided by persons employed by Hancock, Askew & Co., LLP, a public accounting firm located in Savannah, Georgia, who worked under the supervision and direction of BDO Seidman, LLP.

A representative of BDO Seidman, LLP is expected to be present at the 2004 shareholders' meeting. He will have an opportunity to make a statement should he desire to do so and is expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2004 ANNUAL MEETING

Proposals of shareholders and director nominations, accompanied by relevant biographical information, to be presented at the 2005 Annual Meeting of the Company must be received by the Company on or before January 15, 2005 to be included in the Proxy Statement and Form of Proxy relating to the 2005 Annual Meeting of Shareholders. Proposals and director nominations should be directed to The Savannah Bancorp, Inc., 25 Bull Street, Savannah, Georgia 31401, and
Attention: J. Curtis Lewis III, Secretary.


MISCELLANEOUS

The management of the Company knows of no other matters that are to be presented for action at the Annual Meeting. If any other matters are brought properly before the Annual Meeting, the persons designated in the enclosed Proxy will vote on such matters in accordance with their best judgment.




UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, THE COMPANY WILL FURNISH TO SUCH PERSON WITHOUT CHARGE (OTHER THAN FOR EXHIBITS), A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). REQUESTS SHOULD BE DIRECTED TO THE SAVANNAH BANCORP, INC., P.O. BOX 188, SAVANNAH, GEORGIA 31402, ATTENTION: ROBERT B. BRISCOE, CHIEF FINANCIAL OFFICER. THE FORM 10-K IS ALSO AVAILABLE ON THE INTERNET FROM THE SEC WEBSITE AT HTTP://WWW.SEC.GOV/CGI-BIN/SRCH-EDGAR?TEXT=0000860519 WHERE IT IS ACCESSIBLE FOR IMMEDIATE RETRIEVAL.

                               FORM OF PROXY CARD
                            -----------------------

                          FRONT OF PROXY CARD CONTENTS



                           THE SAVANNAH BANCORP, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL SHAREHOLDERS MEETING ON APRIL 29, 2004

       The undersigned hereby appoints Thornton Barrow, Leonard J. Panzitta and Holly S. Young, and any of them, with full power of substitution, as proxies to vote the Common Stock of The Savannah Bancorp, Inc. held by the undersigned at the above stated Annual Meeting to be held at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia on April 29, 2004, at 11:00 a.m., Eastern Daylight Time, and any adjournments thereof, and to vote as follows:

PROPOSAL I.  ELECTION OF DIRECTORS
Nominees for new directors:  G. Mike Odom, Jr, John C. Helmken II,
                             Charles E. Izlar
Nominees for re-election:    E. James Burnsed, Russell W. Carpenter,
                             J. Wiley Ellis, Aaron M. Levy
   __ Vote FOR all nominees listed above, except withhold authority to vote for the following nominees (if any):________________________________ OR
   __  Vote WITHHELD for all nominees listed above.

                              PLEASE RECORD YOUR
                              VOTE TO THE LEFT AND
                              SIGN ON THE OTHER SIDE

PROPOSAL II.  RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT
              ACCOUNTANTS FOR THE FISCAL  YEAR 2004.

    __  VOTE FOR                 __   VOTE AGAINST                 __  ABSTAIN




                          BACK OF PROXY CARD CONTENTS



PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND CHECK APPROPRIATE BLOCKS ON THE OTHER SIDE.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL I AND "FOR" PROPOSAL II. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR SOLE DISCRETION ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


----------------------------------------------

                                                        PLACE LABEL HERE
----------------------------------------------
          Signature(s) of Stockholder


                                                   Dated:_________________, 2004

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation or partnership, or as attorney, agent or fiduciary, please indicate the capacity in which you are signing.



     PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.